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                                 [EXHIBIT 10.22]

                                AGENCY AGREEMENT
1. This agreement is executed by the undersigned Agent or Agency (hereinafter called "Agent") and the respective insurance companies whose names are subscribed hereto (hereinafter called "Company").

2. This agreement consists of this page and the following pages:

           PAGE NUMBER                               FORM & AND REVISION DATE
           -----------                               ------------------------
                1                                           9600(1-95)

               2-6                                          9600(1-95)

                7                                           9600(1-95)

                8                                           9600(1-95)

                9                                           9600(1-95)

3. This agreement is effective the first day of January, 1995 and supersedes all previous agreements, whether oral or written between Company and Agent and shall remain in full force and effect until suspended or terminated as provided hereinafter.




Executed this 22nd day of September, 1994

The Ohio Casualty Insurance Company             Beehive Insurance Agency, Inc.
American Fire & Casualty Company                P.O. Box 386
West American Insurance Company                 Salt Lake City, Utah  84110
Ohio Security Insurance Company                 Salt Lake County

By Branch Manager                               By President


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                                AGENCY AGREEMENT

The following provisions apply to all companies designated on Page 1 of this agreement, except that specific provisions which vary from these, contained in other sections and applying to a designated company, shall supersede to the extent of the specific modifications.

AGENT'S AUTHORITY AND DUTIES

        1. The Agent, an independent contractor, not an employee of the Company, is authorized by the Company:

               (a) to solicit and accept proposals for insurance covering such classes of risks as the Company and Agent are licensed to write and which the Company has authorized the Agent to write, subject to any restrictions imposed by law or by this contract on the Agent.

                      The Company shall have authority to expand or restrict the Agent's authority effective upon written notice to the Agent.

               (b) to collect premiums, deposits and other payments for insurance accepted by the Company except for Company billed business described in paragraph 3.

               (c) to retain out of premiums so collected as sole and full compensation on business so placed with the Company, commissions at the rates or terms specified in the commission schedules that are a part or hereafter made a part of this Agreement. All premiums received by the Agent shall be held by the Agent as trustee for the Company until delivered to it; and the privilege of retaining commissions shall not be construed as changing that relationship. Authority to deduct commission from premiums shall not extend to policies for which other provision is hereinafter made.

        2.     The Agent agrees:

               (a) to remit to the Company all premiums received as authorized under 1.(b) and 1.(c) according to the Premium Accounting provisions of this Agreement.

               (b) to assume full responsibility for payment to the Company of premiums on all policies and endorsements placed by or through the Agent with the Company, whether or not such premiums have been collected.

               (c) the payment of commission by the Company to the Agent is contingent upon the Agent being legally licensed.

               (d) to refund to the Company the unearned commissions on canceled policies and on return premiums by endorsements or audits.

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               (c) within 7 days after inception of coverage, to forward to the
Company copies of any and all binders, policies, certificates and endorsements and maintain a complete record, open to the Company's inspection, of all transactions with the Company and the policyholders. Such inspection, shall be made during business hours after notice to the Agent. In the event of a dispute, the Agent shall have the right to review the information that the Company is relying upon.

               (f) not to bind the Company on coverage with an effective date and time prior to the date that the request for coverage was received by the Agent.

               (g) to promptly report all claims and losses of which the Agent has knowledge and promptly notify the Company when it receives notice of the commencement of any legal action or lawsuit relating thereto. To refrain from admitting or denying liability on the part of the Company in connection with any claim or loss, unless the Agent has been specifically authorized to do so in writing by the Company.

               (h) the Company shall not be responsible for agency expenses such as rent, transportation, employee hire or solicitor's fees, postage, telegrams, telephone, expressage, advertising, personal local license fees or any other agency expenses whatsoever.

               (i) not to undertake or initiate advertising of any nature in connection with policies or business related to the Company without approval of the Company.

               (j) any unused policy forms, applications or endorsement forms and other unused Company supplies furnished by the Company to the Agent shall always remain the property of the Company, and shall be returned to the Company upon demand.

               (k) to maintain a valid errors and omissions policy of insurance with minimum limits of liability of Five Hundred Thousand Dollars ($500,000) or such other amount as the Company may approve, covering the agent, solicitors, and each of it's employees. At the Company's option, the Company may obtain from the Agent a copy of the then current errors and omissions policy.

PREMIUM ACCOUNTING

        3.     COMPANY BILLED PREMIUMS

               (a) The Company, on behalf of the Agent, shall bill the insured for all premiums on policies that the Company has designated as Company billed. The Agent agrees to remit promptly to the Company in gross (without deduction of commissions) any and all premium payments on such business which may come into the Agent's possession.

               (b) The Company agrees to compute and remit the applicable commissions to the Agent no later than the 15th day following the close of each month. Return premium charges

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will result in an offsetting return commission to the Company. If return commissions exceed commissions due the Agent in any month, the difference must be remitted to the Company.

               (c) In the event a Company-billed final audit or other outstanding earned premium is not paid within the normal billing cycle, the Company shall have the right to begin collection procedures. Commission previously paid to the Agent on premium under collection will be shown as a deduction on the next commission statement.

        4.     AGENCY BILLED PREMIUMS

               (a) Payments for amounts billed by the Company must be received in the Company's office no later than the 15th day of the second month after the end of the accounting month for which such amounts were first charged on the Company's billing statement. Example - Payment for amounts charged in January must be received by March 15th.

                      Agent's rendered account balances must be received in the Company's office no later than the 15th day of the second month after the end of the accounting month for which the account was rendered. However, amounts billed by the Company prior to reporting on the Agent's rendered account are due in accordance with the Company's billing statement.

                      Revised audits are due no later than the 15th day after the end of the accounting month when charged on the Company's billing statement.

                      The Company may suspend or cancel this agreement for non-payment of balances due the Company by the Agent. In the event of cancellation, suspension or non-payment of balances due, Company billed commissions payable to the Agent may be applied against balances due to the extent of the indebtedness. If this Agreement is canceled due to non-payment of balances due, reasonable and necessary legal fees and court costs incurred by the Company may be added to and become part of such balances.

                      The Agent may turn over to the Company responsibility for collection of any additional premium developed by final audit on any policy, and renewal premiums on non-cancellable bonds, provided

                      (1) The Agent shall notify the Company in writing by the 15th day of the second month after the end of the accounting month in which the initial final audit premium was charged on the Company's billing statement for Audited policies, or for non-cancellable bonds, that such premiums cannot be collected by the agent and

                      (2}    The Agent shall submit to the Company copies of
billings or letters indicating the Agent's efforts to collect all amounts due the Company.

                      No commission shall be paid to the Agent on such premiums collected under this provision.

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        5. The Agent authorizes the Company to set off and apply any and all commissions or other amounts owing by the Company or any other member of the Ohio Casualty Group to the Agent against any and all amounts now or hereafter owing by the Agent to any member of The Ohio Casualty Group, payment of which has not been made when due. The Company shall have such right of setoff whether or not the Company or any other member of The Ohio Casualty Group shall have made any demand for payment of such indebtedness.

AMENDMENT

        6. This Agreement including any schedule attached hereto may be amended as follows:

               (a) At any time by a written Agreement signed by both the Agent and the Company.

               (b) By the Company giving the Agent 90 days prior written notice which sets forth the proposed revision and its effective date provided that commission rates once established in any one line of insurance shall remain in effect for at least one (1) year.

                      Such amendments shall be effective after the required notice, regardless of whether they are signed by the Agent.

TERMINATION/ SUSPENSION

        7.     This Agreement shall terminate as follows

               (a) At any time by either party giving 180 days prior written notice or prior written notice as required by law.

               (b) Automatically upon the sale or transfer of the Agent's book of business or consolidation with a successor firm, unless as stated in paragraph 11, this agreement has been assigned to the successor firm with the consent of the Company. Such consent will not be unreasonably withheld.

               (c) Immediately by the Company, upon written notice to the Agent, if the Agent has not accounted for and paid all premiums for which the Agent is liable.

               (d) Immediately upon giving written notice to the Agent if the Agent's license to engage in the business of insurance is canceled, suspended, revoked or not renewed; or the Agent commits gross negligence or willful misconduct related to the business of insurance.

               (e) At any time by mutual agreement.

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        8. If this agreement is terminated pursuant to paragraph 7 and the Agent has properly accounted for and paid all premiums for which the Agent is liable, the Company shall place in effect its Limited Agency Agreement authorizing the Agent to service in force business meeting current underwriting standards of the Company until the first expiration date following the termination date. However, the authority of the Agent to bind any new risk or add insurance or increase limits on existing policies without the approval of the Company shall cease immediately upon notification of termination.

               The Company shall be responsible for notifying insureds of its intent not to renew policies following the Agent's termination.

               The commission rates in effect prior to termination shall apply to inforce business serviced under this Agreement.

        9. If the Agent fails to pay the Company any premiums or other funds when due, the Company may suspend the Agent's authority to bind any new or renewal business or increase coverage on any policy. The suspension shall take effect immediately upon giving notice to the Agent.

        10. The Agent's records and use and control of expiration records shall remain the Agent's property and be left in the Agent's undisputed possession; provided, however, in the event of termination of this agreement, if the Agent has not properly accounted for and paid all premiums for which the Agent is liable, the Agent's records as respects business placed with the Company shall become the property of the Company. The Company shall have sole right to use and control such expiration record. to the extent of the Agent's total indebtedness to the Company, unless the Agent provides other security acceptable to the Company.

               The Company, in the exorcise of the right reserved to it above, may, at its option, retain all commissions which are payable or which may become payable under contracts of insurance represented by such expiration records, or renewals thereof, and apply same against the amount of the Agent's indebtedness to the Company or may sell, assign, transfer or otherwise dispose of such expiration records to any other agent or broker. If, in either event, the Company does not realize sufficient return to satisfy the Agent's indebtedness to the Company in full, the Agent shall remain liable for the unpaid balance Amounts realized by the Company in excess of such indebtedness less expenses incurred by the Company in the handling or other disposition of such expiration records, shall be paid to the Agent.

SALE, TRANSFER OR MERGER

        11. The Agent agrees to notify the Company as soon as practicable of any sale or transfer of the Agent's business or consolidation with a successor firm. Upon receipt of this notice, the Company may, at its election:

               (a)    Assign this Agreement to the successor; or

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               (b)    Enter into a new Agreement with the successor; or

               (c) Terminate the Agreement pursuant to paragraph 7.

INDEMNIFICATION

        12. The Company shall indemnify and hold the Agent harmless against all civil liability, including attorney's fees and costs of investigation and defense incident thereto and reasonably incurred, arising as a direct result of:

               (a) Company act or omission, except to the extent the Agent has caused, compounded, or contributed to such error;

               (b) failure of the insured to receive notice of cancellation, non-renewal or any other notice affecting coverage where such notices are sent directly to the insured by the Company;

               (c} any action or inaction of the Agent based upon the Agent's use of forms supplied by the Company, or following instructions or procedures established by the Company, except to the extent the Agent has caused compounded, or contributed to such failure; and

               (d) damages sustained by any person as a result of information furnished by the Agent to the Company unless the Agent furnished false information with malice or willful intent to injure.

               The Agent shall promptly notify the Company upon receiving notice of the commencement of any action relating to such liabilities, and the Company shall be entitled to participate in such action or to assume the defense of any such action, with counsel satisfactory to the Agent. If the Company assumes the defense of any such action, it shall not be liable to the Agent for any legal or other expenses subsequently incurred by the Agent in connection with such action without the Company's approval of such expenses.

        13. The Agent shall indemnify and hold the Company harmless against all liability arising out of the Agent's act or omission, to the extent the Agent is legally liable to the Company by common law, statute or regulation.

ARBITRATION

        14. If any dispute or disagreement shall arise in connection with any interpretation of this Agreement, its performance or nonperformance, or the figures and calculations used, the parties shall make every effort to meet and settle their dispute in good faith informally. If the parties cannot agree on a written settlement to the dispute within 30 days after it arises, or within a longer period agreed upon by the parties, then the matter in controversy shall be settled by arbitration, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

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               The parties may agree to submit the dispute to one arbitrator;
otherwise, there shall be three, one named in writing by each party within 20 days after notice of arbitration is served by either party upon the other, and a third arbitrator selected by these two arbitrators within 20 days thereafter. If the arbitrators are unable to agree upon a third arbitrator, then the third arbitrator shall be chosen impartially by the American Arbitration Association. The arbitrator(s) shall follow and apply the law and/or the insurance trade practices. Depositions can be taken at the request of either party, prior to the arbitration.

               The determination of the arbitrator(s) shall be final and binding on all parties, provided such determination is made in writing and signed by a majority of the arbitrator(s). The arbitrator(s) shall provide a short, written statement explaining the reasons for the determination. Where arbitration results in an award, such award shall include interest in the amount of Ten percent (10%) per annum running from the date when the amount that is the subject of the award first became due.

               The costs of arbitration shall be borne equally by the parties, provided, however, that the arbitrators may assess one party more heavily than the other for these costs upon a finding that the party did not make a good faith effort to settle the dispute informally when it first arose. Each party shall be responsible for its own attorneys' fees.

MISCELLANEOUS

        15. The operations, conduct and pursuits of the Agent, except as provided in the terms and conditions of this Agency Agreement, shall not be controlled in any manner by the Company. Nothing contained herein shall be construed to create the relation of employer and employee between the Company and the Agent.

        16. This Agreement shall be interpreted under the laws of the State of Ohio. Any provisions of this Agreement, or any amendments to the Agreement that are, or become in conflict with any applicable statutes or regulations, shall be deemed to be amended to conform to those statutes or regulations.

        17. In the event the Company or the Agent does not insist upon strict compliance with any of the terms of this Agreement, such failure shall not constitute a waiver or relinquishment on the part of the Company or the Agent to insist upon such compliance at any other time.


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